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                                                                   EXHIBIT 10.14












                              BOWATER INCORPORATED

                             2002 STOCK OPTION PLAN


















                         EFFECTIVE AS OF JANUARY 1, 2002

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                                TABLE OF CONTENTS
                                                                        Page No.

1.       Definitions...........................................................1

2.       Purpose.  ............................................................5

3.       Administration........................................................5

4.       Participation.........................................................6

5.       Shares Subject to the Plan............................................6

6.       Restricted or Nonrestricted Stock Awards..............................7

7.       Stock Options.........................................................7

8.       Stock Appreciation Rights.............................................8

9.       Special Provisions Under Code Section 162(m)..........................9

10.      Exercise of Options and SARs.........................................10

11.      Death, Retirement, and Termination of Employment.....................10

12.      Compliance with Applicable Laws.  ...................................11

13.      Transferability......................................................11

14.      Employment, Stockholder and Board Status.  ..........................12

15.      Adjustments to Number of Shares and Terms............................12

16.      Change in Control ...................................................12

17.      Withholding. ........................................................12

18.      Term of Plan.........................................................13

19.      Amendment and Termination of Plan....................................13

20.      Applicable Law.......................................................13

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                              BOWATER INCORPORATED
                             2002 STOCK OPTION PLAN


         1.       DEFINITIONS.

                  For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

                  (a) "Acceleration Price" means (i) in the case of a Restricted Stock Award, the highest of (A) through (D); and (ii) in the case of an Option or SAR, the excess over the exercise or base price thereof of the highest of (A) through (D), on the date of a Change in Control:

                           (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                           (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                           (C) The highest tender offer price paid for the Common Stock, and

                           (D)      Any cash merger or similar price.

                  (b) "Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.



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                  (d) "Affiliate" and "Associate" shall have the respective
meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the date hereof.

                  (e) "Award" means a Restricted or Non-Restricted Stock Award, Option or SAR granted to a Grantee pursuant to the Plan.

                  (f) "Beneficial Owner" of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                  (g) "Board" means the Board of Directors of the Company.

                  (h) "Change in Control" shall be deemed to occur upon:

                           (i) the date that any Person is or becomes an Acquiring Person;

                           (ii) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                           (iii) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who


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                                    would be an Acquiring Person if 5% were
                                    substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                           (iv) the date on which less than fifty percent (50%) of the total membership of the Board consists of Continuing Directors.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall also include a reference to any Temporary or Final Regulation promulgated under such Section, and to any successor to such Section or Regulation.

                  (j) "Committee" means a committee consisting of two (2) or more members of the Board; provided that, (i) with respect to any Grantee of an Award that constitutes an "equity security" under the Act who is subject to
Section 16 of the Act, (A) the members of the Committee shall all be "non-employees" as defined in Section 240.16b-3 of the General Rules and Regulations promulgated under the Act, or (B) the full Board shall act in lieu of the Committee hereunder and (ii) with respect to any Award that is intended by the Committee to constitute "qualified performance-based compensation," within the contemplation of Treasury Regulation Section 1.162-27(e)(2), within the contemplation of Treasury Regulation Section 1.162-27(c)(2), the members of the Committee shall all be "outside directors" as defined in Treasury Regulation
Section 1.162-27(e)(3) to the extent required by Section 162 of the Code. Notwithstanding the foregoing, in the case of an Award granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, "Committee" means the Board.

                  (k) "Common Stock" means the common stock of the Company, par value $1.00 per share.

                  (l) "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto by merger or other acquisition.

                  (m) "Continuing Director" means any member of the Board who
(i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (n) "Date of Grant" means the date an Award is granted to a Grantee under the Plan.


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                  (o) "Disability" shall have the meaning contained in the
Company's long-term disability plan, except that, in the case of an ISO, it shall mean total and permanent disability within the contemplation of Section 22(e)(3) of the Code.

                  (p) "Effective Date" means January 1, 2002.

                  (q) "Fair Market Value" for a particular date means the simple arithmetic mean between the highest and lowest prices per share at which the Common Stock is traded as reported for the New York Stock Exchange Composite Transactions for that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such Exchange on that date, rounded to the nearest number within two decimal places.

                  (r) "Grantee" means a key employee or officer of the Company or a Subsidiary, or a member of the Board, to whom an Award has been granted; provided that a member of the Board who is not also such a key employee or officer may not become a Grantee of an ISO.

                  (s) "ISO" means an incentive stock option within the contemplation of Section 422 of the Code.

                  (t) "Non-Tandem SAR" means an SAR granted to a Grantee that is not a Tandem SAR.

                  (u) "Nonrestricted Stock Award" means a Stock Award granted without any risk of forfeiture.

                  (v) "NQO" means an Option that is not an ISO.

                  (w) "Option" means an option to purchase Shares granted to a Grantee pursuant to Section 7 of the Plan, which may be an ISO or an NQO.

                  (x) "Person" means any individual, firm, corporation, partnership, trust or other entity.

                  (y) "Plan" means the Bowater Incorporated 2002 Stock Option Plan as provided herein and as it may be amended from time to time.

                  (z) "Restricted Stock Award" means a Stock Award granted subject to a risk or risks of forfeiture.

                  (aa) "Retirement" means (i) with respect to a key employee or officer of the Company or a Subsidiary, the status of having terminated employment and being immediately eligible for the payment of normal or early retirement benefits under the qualified pension plan of


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the Company or Subsidiary applicable to the Grantee or (ii) with respect to a member of the Board not described in clause (i), the status of having terminated service on the Board and being immediately eligible for the payment of retirement benefits under the Company's retirement plan for the Directors.

                  (bb) "SAR" means a Stock Appreciation Right granted to a Grantee pursuant to Section 8 of the Plan, which may be a Tandem SAR or a Non-Tandem SAR.

                  (cc) "Share" means a share of Common Stock.

                  (dd) "Stock Award" means a Share awarded to a Grantee pursuant to Section 6 of the Plan, which may be a Restricted or Nonrestricted Stock Award.

                  (ee) "Subsidiary" means each entity with respect to which the Company owns directly or indirectly interests embodying more than 50% of the voting power, provided that for purposes of an ISO, such term shall have the meaning given in Section 424 of the Code.

                  (ff) "Tandem SAR" means an SAR granted in connection with an Option either at the Date of Grant of the Option or at a later date.

                  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2. PURPOSE. The Plan has been established by the Company to secure for the Company and its stockholders the benefits arising from (i) providing long-term incentive compensation opportunities to those key employees and officers of the Company and its Subsidiaries who are and will be responsible for its future growth and continued success and (ii) aligning the interests of Company stockholders and members of the Board. The Plan provides a means whereby such individuals: (a) may be awarded Restricted or Nonrestricted Stock Awards;
(b) may acquire Shares pursuant to Options; or (c) may be awarded SARs; provided that a member of the Board who is not also a key employee or officer of the Company or a Subsidiary may not be awarded an ISO.

         3. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the


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Company, its stockholders, any Grantees and any other employee of the Company or any of its subsidiaries (including their beneficiaries, transferees and other successors in interest). No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         4. PARTICIPATION.

                  (a) Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the Grantees to whom Awards are to be granted and the type, size and terms, conditions, restrictions and limitations applicable to each Award; provided, however that the Committee shall not have the power to reprice any outstanding Option or SAR effected by reducing the exercise price of the Option or the base price of the SAR, or cancel any outstanding Option or SAR and grant a replacement Award, without the approval of the holders of a majority of the Company's voting shares, other than as provided in Section 15. Such terms, conditions, restrictions and limitations may include, but are not limited to terms, conditions, restrictions and limitations related to: (i) the exercisability of an Award (subject to Sections 7(c), 8(b) and 11, and provided that the Committee shall at all times have the authority to accelerate such exercisability), (ii) the forfeiture of an Award (and/or the Shares subject thereto) and the lapse of the forfeiture condition (subject to Sections 6(b) and 11, and provided that the Committee shall at all times have the authority to declare such forfeiture condition to be lapsed),
(iii) the transferability of an Award and/or such Shares, (iv) the form of payments (if any) in respect of an Award, (v) the consequences of a Grantee's termination of employment with the Company and its Subsidiaries or termination of service on the Board (as provided in Sections 11(b) and 11(d)), (vi) restrictions on the sale, resale or other disposition of the Award and/or such Shares, (vii) restrictions related to the payment of dividends with respect to such Shares, (viii) restrictions with respect to the right to vote such Shares,
(ix) put or call rights with respect to such Shares, (x) provisions to comply with federal and/or state securities laws, and (xi) such other matters not inconsistent with the specific provisions of the Plan as deemed appropriate by the Committee. Notwithstanding the foregoing, (I) the maximum number of Shares with respect to which Awards may be granted during any calendar year to any Grantee is 200,000 Shares; and (II) no Grantee may be granted an ISO Award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                  (b) The terms, conditions, restrictions and limitations related to each Award shall be reflected in an Agreement between the Company and the Grantee. Each Award under the Plan shall be made subject to the condition that the Grantee execute and return such Agreement within sixty (60) days of the date he receives the Agreement from the Company. An Agreement may only be modified by a writing signed by both the Company and the Grantee. Each Agreement shall be subject to all of the terms of the Plan.

         5. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 15, the aggregate number of Shares for which Stock Awards, Options and SARs may be granted under the Plan shall not exceed 2.6 million Shares, and no more than 5% of such Shares may be used for Restricted and Nonrestricted Stock Awards. If any Option or SAR granted pursuant to the Plan shall expire or terminate for any reason (including without limitation its settlement in cash in lieu of exercise of the Option) or any Restricted Stock Award shall be forfeited pursuant to conditions or restrictions applicable thereto, the number of Shares then subject to the Option, SAR or Restricted Stock Award shall again be available for grant under the Plan unless the Plan shall have terminated.

         6. RESTRICTED OR NONRESTRICTED STOCK AWARDS.

                  (a) The Committee may grant Restricted or Nonrestricted Stock Awards under the Plan. Shares awarded under this Section 6 shall be transferred in consideration of the services of the Grantee with or without other payment therefor as determined by the Committee and shall be issued in the Grantee's name. The Grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established pursuant to Section 4(a). Notwithstanding any provision of Section 4(a), if a Restricted Stock Award is granted subject to a risk of forfeiture that will lapse solely based on whether the Grantee remains in employment with the Company or a Subsidiary, or as a member of the Board, for a minimum period, the period selected by the Committee may not be less than one year.

                  (b) Any condition providing for the forfeiture of a Restricted Stock Award upon the occurrence or non-occurrence of a specified event or events shall immediately lapse in the event of a Change in Control of the Company.

                  (c) Certificates for a Nonrestricted Stock Award shall be issued to the Grantee as soon as practicable after the Grantee satisfies any applicable tax withholding requirements. Certificates for a Restricted Stock Award shall be issued in the Grantee's name and shall be held in escrow by the Company (along with stock powers executed by the Grantee) until all conditions that may cause a forfeiture of the Shares lapse or such Shares are forfeited as provided therein. A certificate or certificates representing a Restricted Stock Award as to which such conditions have lapsed shall be delivered to the Grantee upon such lapse as soon as practicable after the Grantee has satisfied any applicable tax withholding requirements.

         7. STOCK OPTIONS.

                  (a) The Committee may grant Options under the Plan with an exercise price at or above the Fair Market Value of the Shares as of the Date of Grant. Any Option that satisfies all of the requirements of Section 422 of the Code may be designated by the Committee as an ISO. An Option (or portion thereof) that is not so designated, or that does not satisfy the requirements of
Section 422 of the Code, and any Option that is granted to a member of the

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Board who is not also a key employee or officer of the Company or a Subsidiary, shall not constitute an ISO and shall be an NQO.

                  (b) An ISO must expire no later than ten years after the Date of Grant. The aggregate fair market value, determined on the Date of Grant, of the Shares with respect to which ISOs granted to a Grantee under all plans of the Company and its Subsidiaries may become exercisable during a calendar year may not exceed $100,000. To the extent the foregoing limitation is exceeded, the excess Shares shall be deemed to be subject to NQOs.

                  (c) An Option shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (d) A Grantee may exercise an Option to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option shall be paid in cash, or by tender of Share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, or by any combination of the foregoing or with any other consideration acceptable to the Committee. Payment upon the exercise of such Option may also be made by means of a properly executed exercise notice together with irrevocable instructions to a broker (designated by the Company) to deliver promptly to the Company the portion of the sale or loan proceeds sufficient to pay such purchase price.

         8. STOCK APPRECIATION RIGHTS.

                  (a) The Committee may grant Tandem SARs or Non-Tandem SARs under the Plan. The base price of a Non-Tandem SAR must be set by the Committee at or above the Fair Market Value of a Share as of the Date of Grant. The base price of a Tandem SAR must equal the exercise price of the related Option. A Grantee who is awarded an SAR shall be entitled to receive from the Company, at the time the SAR is exercised, that number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the product of (i) the number of Shares as to which the Grantee is exercising the SAR, and (ii) the excess of the Fair Market Value (at the date of exercise) of a Share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the exercise of an SAR by the payment of cash in an amount equal to the Fair Market Value as of the date of exercise of the Shares it would otherwise be obligated to deliver. Tandem SARs shall be exercisable only to the extent that the related Option is exercisable. Non-Tandem SARs shall be exercisable as determined by the Committee at the Date of Grant. A Tandem SAR shall be canceled to the extent that the related Option is exercised and the Option shall be canceled to the extent that the related Tandem SAR is exercised.

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                  (b) An SAR shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (c) A Grantee may exercise an SAR to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters.

         9. SPECIAL PROVISIONS UNDER CODE SECTION 162(M).

                  (a) The provisions of this Section 9 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Award, the provisions of this
Section 9 shall not apply to such Award. The provisions of this Section 9 shall only apply to conditions, restrictions and limitations applicable to Awards that are related to the performance of the Company and if the provisions of this
Section 9 are necessary so that the Award qualifies as "qualified performance-based compensation" as defined in Treasury Regulation Section 1.162-27(e)(2). Except as provided in Section 16, in the event of any inconsistencies between this Section 9 and the other Plan provisions within the scope of the foregoing, the provisions of this Section 9 shall control with respect to covered employees.

                  (b) With respect to each Award described in paragraph (a), as soon as practicable following the grant of an Award subject to this Section 9 (but in no event more than ninety (90) days after the Date of Grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; debt/equity ratio; working capital; safety; quality; the Company's financial performance versus peers; cost reduction; productivity; market mix; or economic value added. The Committee may select among the goals specified from Award to Award which need not be the same for each Grantee.

                  (c) With respect to each Award described in paragraph (a), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Award.

                  (d) In connection with the Awards described in paragraph (a), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

                  (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraphs (b) and (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

                  (f) Individual performance shall not be reflected in a performance-related goal under this Section 9. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

                  (g) If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 9(g)) that conflict with this Section 9 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this Section 9.

         10. EXERCISE OF OPTIONS AND SARS. No Option or SAR may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than 100 shares (unless it is being exercised in full). In the event that Shares are issued pursuant to the exercise of an SAR, no fractional shares shall be issued; payment shall be made in cash for any such fractional shares. Certificates for whole shares shall be delivered as soon as practicable after the Grantee satisfies any applicable tax withholding requirements.

         11. DEATH, RETIREMENT, AND TERMINATION OF EMPLOYMENT. (a) If a Grantee's employment with the Company and all of its Subsidiaries terminates:

                  (i) If such employment terminates involuntarily and for good cause (as determined by the Company), all Options and SARs held by the Grantee will expire and the Grantee's Restricted Stock Awards as to which any condition providing for the forfeiture thereof exists ("Unvested Restricted Stock Awards") will be forfeited immediately.

                  (ii) If such employment terminates involuntarily without cause or voluntarily for any reason, except in the case of the Grantee's Disability, Retirement or death, (A) all unexercisable Options and SARs held by the Grantee will expire immediately; (B) all exercisable options and SARs held by the Grantee will expire three months after termination (unless their expiration date is earlier); and (C) Unvested Restricted Stock Awards held by the Grantee will be forfeited.

                  (iii) If such employment terminates because of Disability or Retirement, the Grantee will be treated under all Awards as if employment with the Company or Subsidiary continued for five years.

                  (iv) If a Grantee dies while employed or during the five-year period described in paragraph (iii), all Options and SARs held by the Grantee will become exercisable (and remain exercisable for two years unless their expiration date is earlier) and all conditions providing for forfeiture of the Grantee's Unvested Restricted Stock Awards will lapse.

         (b) The Committee may provide (i) that an Award will not terminate or be forfeited as a result of the termination of the Grantee's employment; and
(ii) for additional opportunities for the exercise of an Option or SAR after a Grantee's termination of employment, in addition to (a), above.

         (c) For all purposes of the Plan, the employment of a Grantee will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence for periods and purposes conforming to the policy of the Company shall not be deemed terminations or interruptions of employment.

         (d) In the case of a Grantee who is a member of the Board and not an employee of the Company or a Subsidiary, the provisions of this Section 11 shall be applied by treating the Grantee's service on the Board as if it were employment with the Company except in the event that the Grantee elects to participate in an elective stock option compensation program. An elective stock option grant (an "Elective Option") made under an elective stock option compensation program will provide that, if the Grantee's service on the Board terminates during the term of the Elective Options for any reason except death or Disability, unexercisable Elective Options will expire upon such termination; any exercisable Elective Options will remain exercisable in accordance with the above provisions of this Section 11. Upon Retirement, exercisable Elective Options may be exercised until the earlier of (i) five years from the date of Retirement, or (ii) the original expiration date of the Elective Option.

         12. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares.

         13. TRANSFERABILITY.

                  (a) Except to the extent specifically provided by the Committee, an Award (including the Shares subject to a Restricted Stock Award until all conditions providing for forfeiture have lapsed) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee.

                  (b) Incentive Stock Options granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Incentive Stock Options may be exercised during the lifetime of the Grantee only by the Grantee, and after the death of the Grantee, only as provided in Section 11.

         14. EMPLOYMENT, BOARD SERVICE AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment or for continued service, and selection as a Grantee will not give any employee or Grantee the right to be retained in the employ of the Company or any Subsidiary or as a member of the Board. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. Certificates representing Shares issued under the Plan may bear a legend referring to any conditions, restrictions and limitations deemed appropriate by the Committee.

         15. ADJUSTMENTS TO NUMBER OF SHARES AND TERMS. Subject to the following provisions of this Section 15, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Awards outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Award shall not be changed, and the terms of any outstanding Award may be adjusted by the Committee in such manner as it deems equitable, provided that, in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option or SAR. Shares subject to a Restricted Stock Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Restricted Stock Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

         16. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all outstanding Options and SARs, and all outstanding Restricted Stock Awards as to which any conditions providing for forfeiture have not lapsed, shall be automatically purchased by the Company at the Acceleration Price with payment to be made within thirty days of such Change in Control, irrespective of whether the stockholders of the Company have approved the Plan as contemplated by
Section 18.

         17. WITHHOLDING. Whenever a Grantee recognizes income with respect to an Award (and as a condition to the exercise of any Option or SAR or the receipt of a Stock Award), the Grantee will have the obligation to pay all federal, state, and local income or other taxes due and the Company shall have the right to withhold from amounts payable to the Grantee in any manner as necessary to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the Grantee may elect to have Shares withheld by the Company from the Shares otherwise to be delivered to the Grantee or may tender to the Company Shares previously acquired by the Grantee. The number of Shares so withheld or tendered for payment of tax


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

withholding shall have an aggregate Fair Market Value as of the date as of which income is recognized by the Grantee with respect to such Shares sufficient to satisfy the applicable withholding taxes.

         18. TERM OF PLAN. The Plan is effective January 1, 2002, and will be submitted to the stockholders of the Company for approval on or before the first anniversary of its adoption by the Committee. Awards may be granted prior to stockholder approval, with all rights thereunder (other than the right to receive payment of the Acceleration Price under Section 16) conditioned upon such approval; provided that, if stockholder approval is not secured by such anniversary, all such Awards shall expire and the Plan shall terminate. No ISO may be granted under the Plan after December 31, 2012. No Award may be granted under the Plan after the date on which the Plan is terminated pursuant to
Section 19.

         19. AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the stockholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law or the rules of any securities exchange on which the Shares are listed or similar entity, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Award previously granted under the Plan without the consent of the holder thereof. No amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 or
Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein.

         20. APPLICABLE LAW. All questions under the Plan shall be governed by the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

         Executed on behalf of the Company as of January 1, 2002, on this 14th day of March, 2002.

                                       BOWATER INCORPORATED


                                       By: /s/ James T. Wright
                                           ------------------------------------
                                             James T. Wright
                                             Vice President - Human Resources

         As adopted by the Board of Directors at its January 30, 2002, meeting.

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